Exhibit 10.5
PERFORMANCE UNDERTAKING
     THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of April 5, 2011, is executed by Commercial Metals Company, a Texas corporation (“CMC” or “Provider”), in favor of CMC Receivables, Inc., a Delaware corporation (together with its successors and assigns, “Recipient”).
RECITALS
     1. CMC Cometals Processing, Inc., a Texas corporation (“CMC Cometals Processing”), Howell Metal Company, a Virginia corporation (“Howell”), Structural Metals, Inc., a Texas corporation (“CMC Steel TX”), CMC Steel Fabricators, Inc., a Texas corporation, (“CMC Steel”), SMI Steel, Inc., an Alabama corporation (“CMC Steel AL”), SMI — Owen Steel Co. Inc., a South Carolina corporation (“CMC Steel SC”) and AHT, Inc., a Pennsylvania corporation (“CMC Impact”, together with CMC Cometals Processing, Howell, CMC Steel TX, CMC Steel, CMC Steel AL and CMC Steel SC , the “Other Originators”), CMC and Recipient have entered into a Receivables Sale Agreement, dated as of April 5, 2011 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which CMC and the Other Originators, subject to the terms and conditions contained therein, are selling their right, title and interest in certain of their accounts receivable to Recipient.
     2. Each of the Other Originators is a Subsidiary of Provider, and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts by the Other Originators to the Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).
     3. As an inducement for Recipient to purchase the Other Originators’ accounts pursuant to the Sale Agreement, Provider has agreed to guaranty the due and punctual performance by the Other Originators of their respective obligations under the Sale Agreement.
     4. Provider wishes to guaranty the due and punctual performance by the Other Originators of their respective obligations to Recipient under or in respect of the Sale Agreement as provided herein.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Provider hereby acknowledges, Provider hereby agrees as follows:
     Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement (as hereinafter defined). In addition:
     “Agreements” means, collectively, the Sale Agreement and the Purchase Agreement.
CHI 60,785,154.6

     “Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.
     “Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Other Originator under and pursuant to the Sale Agreement and each other document executed and delivered by such Other Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Other Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.
     “Purchase Agreement” means that certain Receivables Purchase Agreement dated as of April 5, 2011, among Recipient, as Seller, Provider, as initial Servicer, Wells Fargo Bank, N.A., individually, and the other purchasers from time to time party thereto (each, together with its successors and permitted assigns, a “Purchaser” and, together with its successors and assigns, the “Purchasers”) and Wells Fargo Bank, N.A., as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the same may be amended, restated or otherwise modified from time to time.
     “Requirements of Law” for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     Section 2. Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by the Other Originators of their respective Obligations. This Undertaking is an absolute, unconditional and continuing undertaking of the full and punctual performance of all of the Obligations under the Agreements and each other document executed and delivered by any Other Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Other Originator to Recipient, the Administrative Agent, or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, or any Purchaser in favor of any Other Originator or any other Person or other means of obtaining payment. Should any Other Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Provider of the Obligations of such Other Originator and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by any Other Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Purchase Price Credit) of the related Obligor; provided, that nothing herein shall relieve any Other Originator from performing in full
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its Obligations or Provider of its undertaking hereunder with respect to the full performance of such duties.
     Section 3. Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Yield Rate per annum.
     Section 4. Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of the Termination Date, any Amortization Event, any other default or omission by any Other Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from each Other Originator, on a continuing basis, information concerning the financial condition of such Other Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with each Other Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of the Termination Date, any Amortization Event or any default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against any Other Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of
Performance Undertaking

the Obligations or any part thereof; or (i) any failure on the part of any Other Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
     Section 5. Unenforceability of Obligations Against Other Originators. Notwithstanding (a) any change of ownership of any Other Originator or the insolvency, bankruptcy or any other change in the legal status of any Other Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Other Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from the applicable Other Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Other Originator or for any other reason with respect to any Other Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.
     Section 6. Representations and Warranties. Provider hereby represents and warrants to Recipient that:
     (a) Organizational Existence; Compliance with Law. Provider (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect.
     (b) Organizational Power; Authorization. Provider has the corporate or other organizational power and authority to make, deliver and perform this Undertaking and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Undertaking. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is required in connection with the execution, delivery or performance by Provider, or the validity or enforceability against Provider
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of this Undertaking, other than such consents, authorizations or filings which have been made or obtained.
     (c) Enforceable Obligations. This Undertaking has been duly executed and delivered, and this Undertaking constitutes legal, valid and binding obligations of Provider, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Undertaking do not result in the creation or imposition of any Adverse Claim on assets of Provider.
     (d) No Material Litigation. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Provider, threatened in writing by or against Provider or any of its Subsidiaries, or against any of their respective properties or revenues, existing or future (a) with respect to this Undertaking or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
     (e) No Legal Bar. The execution, delivery and performance by Provider of this Undertaking will not violate any material Requirements of Law or cause a breach or default under any of its material Contractual Obligations, where such violation would reasonably be expected to have a Material Adverse Effect.
     (f) Disclosure and Material Adverse Effect. No representation or warranty contained in this Undertaking or in any other document furnished from time to time pursuant to the terms of this Undertaking, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to Provider or any of its Subsidiaries which has had, or is reasonably expected to have, a Material Adverse Effect.
     (g) Compliance with Law. Provider is in compliance with all Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect.
     (h) Financial Condition. On the date hereof and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of Provider and its Subsidiaries, at fair valuation and based on their present fair saleable value, will exceed Provider’s or such Subsidiary’s debts, including contingent liabilities, (ii) the remaining capital of Provider or such Subsidiary will not be unreasonably small to conduct Provider’s or such Subsidiary’s business, and (iii) neither Provider nor any of its Subsidiaries will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6(h), “debt” means any liability on a claim, and “claim” means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Performance Undertaking

     (i) Payment of Taxes and Claims, Etc. Provider has, and has caused each of its Subsidiaries to, pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become an Adverse Claim upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves have been maintained with respect thereto in accordance with GAAP.
     Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent or any Purchaser against any Other Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent and the Purchasers against any Other Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against any Other Originator that arise from the existence or performance of Provider’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Other Originator in respect of any liability of Provider to such Other Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of any Other Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of any Other Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.
     Section 9. Termination of Performance Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Sale Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Other Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the
Performance Undertaking

Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.
     Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Other Originator and the commencement of any case or proceeding by or against any Other Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such Originator is subject shall postpone the obligations of Provider under this Undertaking.
     Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.
     Section 12. Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.
     Section 13. Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
     Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Administrative Agent (with the consent of the Purchasers). Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.
Performance Undertaking

     Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrative Agent (with the consent of the Required Purchasers) and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
     Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.
     Section 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
     Section 18. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
     Section 19. Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
     Section 20. Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding
Performance Undertaking

involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
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Performance Undertaking

     IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.

COMMERCIAL METALS COMPANY

By:	/s/ Murray R. McClean
Name: Murray R. McClean
Title: President, Chief Executive Officer and Chairman of the Board of Directors

Address for Notices:

6565 N. MacArthur Blvd., Suite 800 Irving, TX 75039
Attention:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Performance Undertaking— Signature Page

Agreed to and accepted as of the date first above written:
CMC RECEIVABLES, INC.

By:	/s/ Louis A. Federle
Name: Louis A. Federle
Title: Treasurer

Performance Undertaking— Signature Page